Exhibit 23.1

                          INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of Enerteck Corporation, on Form SB-2 of our report dated March 10, 2003, except for Note 9 dated September 2, 2003 appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.



/s/ Malone & Bailey, PLLC
Houston, Texas
January 26, 2004